UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2022

eFFECTOR Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39866	85-3306396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 North Cedros Avenue, Suite B Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

(858) 925-8215

(Registrant’s telephone number, including area code)

11120 Roselle Street, Suite A

San Diego, California 92121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EFTR	Nasdaq Capital Market
Warrants to purchase common stock	EFTRW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 24, 2022, eFFECTOR Therapeutics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”), under which, subject to specified terms and conditions, the Company may sell to Lincoln Park up to $50.0 million of shares of common stock, par value $0.0001 per share, from time to time during the term of the Purchase Agreement.

Additionally, on January 24, 2022, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”), covering the resale of shares of common stock issued to Lincoln Park under the Purchase Agreement.

Upon entering into the Purchase Agreement, the Company issued 142,939 shares of common stock to Lincoln Park as consideration for Lincoln Park’s commitment to purchase up to $50.0 million of shares of common stock under the Purchase Agreement. The Company cannot sell any shares to Lincoln Park until the date that a registration statement covering the resale of shares of common stock that have been, and may in the future be, issued to Lincoln Park under the Purchase Agreement, which the Company agreed to file with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and all of the other conditions set forth in the Purchase Agreement are satisfied (such date, the “Commencement Date”).

On the Commencement Date, the Company shall sell to Lincoln Park and Lincoln Park shall purchase $3.0 million of shares, under the terms and subject to the conditions of the Purchase Agreement, to Lincoln Park. Following the Commencement Date and for a period of up to 36 months thereafter, under the terms and subject to the conditions of the Purchase Agreement, from time to time, at the Company’s discretion, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to an additional $47.0 million of shares of common stock, subject to certain limitations set forth in the Purchase Agreement. Specifically, from time to time from and after the Commencement Date, the Company may, at its discretion, direct Lincoln Park to purchase on any single business day on which the closing price of its common stock on The Nasdaq Capital Market is equal to or greater than $1.00 up to 30,000 shares of common stock, which maximum share amount may be increased up to 75,000 shares depending on the market price of the Company’s common stock at the time of sale (“Regular Purchases”) and subject to a maximum commitment by Lincoln Park of $2,500,000 per single Regular Purchase. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement with respect to our common stock. The purchase price per share for each such Regular Purchase will be based on prevailing market prices of the Company’s common stock immediately preceding the time of sale, as determined under the Purchase Agreement.

In addition to Regular Purchases, the Company may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases on the terms and subject to the conditions set forth in the Purchase Agreement. Lincoln Park has no right to require the Company to sell any common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to conditions and limitations set forth in the Purchase Agreement.

The Purchase Agreement also prohibits the Company from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of common stock.

Under applicable rules of The Nasdaq Capital Market, the Company may not issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (or 8,133,926 shares, based on 40,689,975 shares outstanding immediately prior to the execution of the Purchase Agreement), unless (i) stockholder approval is obtained or (ii) the issuances and sales of common stock pursuant to the Purchase Agreement are not deemed to be “below market” in accordance with the applicable rules of Nasdaq.

The Company may elect to terminate the Purchase Agreement at any time, without any cost or penalty. The Purchase Agreement does not include any of the following: limitations on the Company’s use of amounts it receives as the purchase price for shares of common stock sold to Lincoln Park; financial or business covenants; restrictions on future financings (other than restrictions on its ability to enter into a “Variable Rate Transaction” as defined in the Purchase Agreement); rights of first refusal; participation rights or penalties.

The Company’s net proceeds under the Purchase Agreement will depend on the frequency of sales and the number of shares sold to Lincoln Park and the prices at which the Company sells shares to Lincoln Park. The Company expects that any net proceeds it receives from such sales to Lincoln Park will be used for general corporate purposes, including working capital.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is incorporated by reference into this Item 3.02. Based in part upon the representations of Lincoln Park in the Purchase Agreement, the offering and sale of the issuance of the securities to Lincoln Park under the Purchase Agreement is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder. Lincoln Park represented that it is an accredited investor, as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended, and that it is acquiring the shares for its own account and not with a view to any resale, distribution or other disposition of such securities in violation of the U.S. federal securities laws or applicable state securities or “Blue Sky” laws.

Item 7.01 Regulation FD Disclosure.

On January 24, 2022, the Company hosted a conference call with accompanying slides to discuss updates to the Company’s clinical program and other matters. A copy of the slide presentation is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the slides incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 8.01 Other Events.

On January 24, 2022, the Company announced that in the randomized Phase 2b KICKSTART trial of tomivosertib in combination with pembrolizumab in NSCLC, a new cohort has been added to evaluate frontline maintenance in patients with PD-L1 ≥1%, an estimated $5 billion potential U.S. market opportunity. Additionally, the Company is discontinuing development of tomivosertib in patients who have already progressed on pembrolizumab monotherapy. Topline data from the ongoing frontline cohort in patients with PD-L1>50% and the new frontline maintenance cohort in patients with PD-L1>1% in the KICKSTART TRIAL are now expected in the first half of 2023. Separately, in the Phase 2a trial evaluating zotatifin in patients with solid tumors, the Company dosed patients in two new expansion cohorts.

The new cohort in the Phase 2b KICKSTART trial of tomivosertib in NSCLC will enroll approximately 60 patients with PD-L1 ≥1% NSCLC immediately after they complete the platinum chemotherapy phase (4-6 cycles) of their frontline treatment without disease progression. Patients in this cohort will be randomized 1:1 to standard-of-care maintenance therapy plus tomivosertib in the treatment group versus standard-of-care maintenance plus placebo in the control group. Standard-of-care maintenance therapy is defined as pembrolizumab + pemetrexed in non-squamous NSCLC and pembrolizumab in squamous NSCLC.

Enrollment continues in the frontline PD-L1 ≥50% cohort in the KICKSTART trial, which will evaluate approximately 60 patients, but has been slower than originally anticipated. Reasons for slow enrollment include the impact of COVID-19 on site operations and an evolving treatment landscape with greater than anticipated use of chemotherapy + pembrolizumab as frontline therapy. The Company has taken multiple steps to drive enrollment, including increasing the number of trial sites and continuing emphasis on the importance of PD-L1 testing to select optimal frontline therapy, especially for patients with PD-L1 ≥50% who may be managed using a chemotherapy-free regimen. The Company believes these mitigation efforts, combined with patient and physician outreach activities, will enhance enrollment.

These two trial cohorts represent the large majority of advanced NSCLC patients and a significant market opportunity, estimated at $9 billion in the U.S. There are ~70,000 U.S. patients with metastatic, unresectable NSCLC with PD-L1 ≥1%. Of those patients, ~43,000 have PD-L1 status 1-49%, and standard frontline treatment is anti-PD-(L)1 therapy combined with chemotherapy. Approximately 80% of patients treated with this frontline treatment continue on anti-PD-(L)1 maintenance therapy following chemotherapy and would be candidates for tomivosertib in combination in the maintenance setting, representing an addressable population of ~34,000. In addition, there are ~27,000 patients with PD-L1 status ≥50% for whom single agent anti-PD-(L)1 therapy is an accepted standard as frontline therapy that would be candidates to receive tomivosertib in combination.

The Company discontinued enrollment in the frontline extension cohort of the KICKSTART trial, which was evaluating tomivosertib as an add-on to treatment in NSCLC patients who had progressed on pembrolizumab, representing the smallest NSCLC population of ~9,000 patients. Enrollment in this cohort had been slower than anticipated, in part due to reluctance of patients to continue pembrolizumab monotherapy treatment after progression in the control group. In addition, the treatment landscape is rapidly evolving for frontline NSCLC such that pembrolizumab monotherapy use may diminish in the future.

Across the two active cohorts, the company plans to enroll approximately 120 patients randomized equally to receive standard-of-care plus tomivosertib versus standard-of-care plus placebo. Primary endpoints of the trial are progression free survival (“PFS”) in each cohort separately, with key secondary endpoints being safety, objective response rate (“ORR”) and overall survival (“OS”). Topline data readouts from both cohorts are now anticipated to occur in the first half of 2023.

Pending positive results from the KICKSTART Phase 2b clinical trial, the Company plans to advance tomivosertib into Phase 3 registration trials. If results from the KICKSTART trial are clinically and statistically significant, the Company plans to explore the potential for accelerated approval with the FDA.

In the ongoing Phase 1/2 dose escalation and expansion trial of zotatifin in multiple solid tumors, patients have been dosed in two recently opened combination cohorts: KRAS G12C-mutant NSCLC in combination with sotorasib; and ER+/Her2- breast cancer in combination with fulvestrant and abemaciclib. Two additional breast cancer cohorts, ER+/FGFR+ evaluating zotatifin as monotherapy and ER+ evaluating zotatifin in combination with fulvestrant, continue to enroll.

The primary objective of this trial is to assess the safety, tolerability and activity of zotatifin as a monotherapy treatment and in combination with targeted agents in biomarker-specific patient populations. If positive activity is observed in one or more Phase 2a expansion cohorts, the Company plans to evaluate zotatifin, potentially as a combination in a randomized trial against a relevant comparator control group, or potentially in a single-arm monotherapy trial following demonstration of an appropriate ORR in the Phase 2a monotherapy expansion cohort.

The Company anticipates reporting initial response data from one or more of the expansion cohorts, as well as additional data from the Phase 1 dose escalation portion of the trial, in the first half of 2022. The Company anticipates reporting topline results from the trial in the second half of 2022.

The Company expects that its existing cash resources will allow it to read out initial response and topline results from the ongoing Phase 2a dose-expansion cohorts in the zotatifin program as well as topline data from both of the active cohorts in the ongoing Phase 2b KICKSTART trial.

Cautionary Note Regarding Forward-Looking Statements

The Company cautions readers that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the future clinical development of the Company’s product candidates, including potential future registrational trials and plans to potentially seek accelerated approval ; the expected timing of reporting data from the Company’s clinical trials;

the potential therapeutic benefits of the Company’s product candidates; the potential market opportunity for the Company’s product candidates; the sufficiency of the Company’s capital resources to allow clinical trial data readouts; and the timing and amount of any capital raised under the LPC facility and the use of proceeds from any capital raised. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; additional disruptions to the Company’s operations from the COVID-19 pandemic, including clinical trial and manufacturing delays; the Company’s ability to access the LPC facility is subject to certain conditions, including the SEC must declare a registration statement on Form S-1 effective; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of the Company’s clinical trials and preclinical studies for the Company’s product candidates is uncertain; the Company may use its capital resources sooner than expected and may be insufficient to allow clinical trial data readouts; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; the Company’s ability to obtain and maintain intellectual property protection for its product candidates; the Company may use its capital resources sooner than it expects; and other risks described in the Company’s prior filings with the SEC, including under the heading “Risk Factors” in the Company’s most recent quarterly report on Form 10-Q and any subsequent filings with the SEC. The Company cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated January 24, 2022, between eFFECTOR and Lincoln Park Capital Fund, LLC

10.2	Registration Rights Agreement, dated January 24, 2022, between eFFECTOR and Lincoln Park Capital Fund, LLC

99.1	Slide Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFFECTOR Therapeutics, Inc.

Date: January 24, 2022	By:	/s/ Michael Byrnes
	Name:	Michael Byrnes
	Title:	Chief Financial Officer